Exhibit 99.1
HANMI FINANCIAL CORPORATION REPORTS RECORD
NET INCOME OF $65.6 MILLION FOR 2006
FOURTH QUARTER EARNINGS INCREASE 16.3 PERCENT TO $17.3 MILLION
     LOS ANGELES – January 30, 2007 – Hanmi Financial Corporation (NASDAQ:HAFC), the holding company for Hanmi Bank, today reported net income for the three months ended December 31, 2006 of $17.3 million, an increase of 16.3 percent over net income of $14.9 million for the comparable period a year ago. Earnings per share were $0.35 (diluted), an increase of 16.7 percent compared to $0.30 (diluted) for the same period in 2005.
     For the year ended December 31, 2006, net income was $65.6 million, an increase of 12.7 percent over net income of $58.2 million for 2005. Earnings per share were $1.33 (diluted), an increase of 13.7 percent compared to $1.17 (diluted) in 2005.
     “Supported in part by good expense control and a growing loan portfolio, we are pleased to have completed another year of record income and record earnings per share,” said Sung Won Sohn, Ph.D., President and Chief Executive Officer. “These results were achieved despite a marketplace in which throughout the year we experienced intense competition on pricing of both loans and deposits — an environment that is still with us in the first quarter of 2007.”
     “Modest fourth-quarter declines in both net interest income before provision for credit losses, to $38.8 million from $39.7 million in the third quarter, and in net interest margin, to 4.59 percent from 4.79 percent in the third quarter, point to the fact that the marketplace remains extremely competitive, notably in terms of cost of funds. For example, our cost of interest-bearing deposits in the fourth quarter was 4.85 percent, 12 basis points higher than in the preceding quarter and fully 119 basis points higher than in the fourth quarter of 2005. By comparison, the yield on the loan portfolio was 8.77 percent in the fourth quarter, 64 basis points higher than in the comparable period a year ago.”
     “Although we see some mitigation in the upward pressure on rates, we currently anticipate no substantial softening in the competition for loans and deposits, nor in the pressure it will continue to put on the operating results of Hanmi and its competitors,” added Dr. Sohn. “Yet our business remains strong, and, as in the past, our focus will be on growing net interest income. To that end, our credit quality remains excellent, our efficiency ratio continues to improve, and our liquidity is such that we believe we can maintain the desired level of asset sensitivity while achieving further growth in the loan portfolio.”
FULL-YEAR HIGHLIGHTS
•	Net interest income before provision for credit losses for 2006 increased 10.8 percent to $153.8 million from $138.8 million for 2005.
•	Net interest margin for 2006 decreased to 4.78 percent from 4.83 percent for 2005.
•	Return on average assets for 2006 was 1.82 percent, compared to 1.79 percent for 2005.
•	Return on average shareholders’ equity for 2006 was 14.33 percent, compared to 13.94 percent for 2005.
•	The loan portfolio increased by $368.3 million, or 14.9 percent, to $2.84 billion at December 31, 2006 from $2.47 billion at December 31, 2005.
•	Non-performing assets increased by $4.1 million, or 40.3 percent, to $14.2 million at December 31, 2006, compared to $10.1 million at December 31, 2005.
•	Delinquent loans fell to $19.6 million at December 31, 2006 from $21.2 million at December 31, 2005.
•	The provision for credit losses was $7.2 million for 2006, compared to $5.4 million for 2005.

•	The allowance for loan losses was 0.96 percent and 1.00 percent of the gross loan portfolio at December 31, 2006 and December 31, 2005, respectively.
•	Non-interest income was $35.6 million for 2006, compared to $30.4 million for 2005.
•	The efficiency ratio for 2006 improved to 40.11 percent compared to 41.16 percent for 2005.
FOURTH-QUARTER HIGHLIGHTS
•	Net interest income before provision for credit losses for the fourth quarter of 2006 was $38.8 million, compared to $39.7 million for the third quarter of 2006 and $36.4 million for the fourth quarter of 2005.
•	Net interest margin for the fourth quarter of 2006 was 4.59 percent, compared to 4.79 percent for the third quarter of 2006 and 4.75 percent for the fourth quarter of 2005.
•	Return on average assets for the fourth quarter of 2006 was 1.84 percent, compared to 1.90 percent for the third quarter of 2006 and 1.72 percent for the fourth quarter of 2005.
•	Return on average shareholders’ equity for the fourth quarter of 2006 was 14.23 percent, compared to 15.08 percent for the third quarter of 2006 and 13.94 percent for the fourth quarter of 2005.
•	The loan portfolio increased by $15.5 million, or 0.5 percent, to $2.84 billion at December 31, 2006 from $2.82 billion at September 30, 2006.
•	Non-performing assets increased by $739,000, or 5.5 percent, to $14.2 million at December 31, 2006, compared to $13.5 million at September 30, 2006.
•	Delinquent loans fell to $19.6 million at December 31, 2006 from $24.1 million at September 30, 2006.
•	The provision for credit losses was $1.6 million for the fourth quarter of 2006, compared to $1.7 million for the third quarter of 2006 and $1.7 million for the fourth quarter of 2005.
•	The allowance for loan losses was 0.96 percent and 0.99 percent of the gross loan portfolio at December 31, 2006 and September 30, 2006, respectively.
•	Non-interest income was $10.8 million for the fourth quarter of 2006, compared to $8.8 million for the third quarter of 2006 and $7.8 million for the fourth quarter of 2005.
•	The efficiency ratio for the fourth quarter of 2006 was 39.59 percent compared to 40.14 percent for the third quarter of 2006 and 41.93 percent for the fourth quarter of 2005.
NET INTEREST INCOME BEFORE PROVISION FOR CREDIT LOSSES
     Net interest income before provision for credit losses was $38.8 million for the fourth quarter of 2006, a decrease of $952,000, or 2.4 percent, compared to $39.7 million for the third quarter of 2006, and an increase of $2.4 million, or 6.5 percent, compared to $36.4 million for the fourth quarter of 2005.
     The yield on the loan portfolio was 8.77 percent for the fourth quarter of 2006, a decrease of 12 basis points compared to 8.89 percent for the third quarter of 2006, and an increase of 64 basis points compared to 8.13 percent for the fourth quarter of 2005. The yield on investment securities was 4.46 percent for the fourth quarter of 2006, a decrease of 2 basis points compared to 4.48 percent for the third quarter of 2006, and an increase of 24 basis points compared to 4.22 percent for the fourth quarter of 2005. The yield on average interest-earning assets was 8.18 percent for the fourth quarter of 2006, a decrease of 11 basis points compared to 8.29 percent for the third quarter of 2006, and an increase of 75 basis points compared to 7.43 percent for the fourth quarter of 2005. The cost of interest-bearing liabilities was 4.85 percent for the fourth quarter of 2006, an increase of 12 basis points compared to 4.73 percent for the third quarter of 2006, and an increase of 119 basis points compared to 3.66 percent for the fourth quarter of 2005, as the Company continued to operate in a highly competitive deposit taking environment.

     The year-over-year increase of $12.2 million in interest income was primarily due to: 1) an increase in the yield on average interest-earning assets, which increased from 7.43 percent to 8.18 percent, an increase of 75 basis points that provided an additional $4.8 million of interest income compared to the fourth quarter of 2005; and 2) an increase in average interest-earning assets, which increased from $3.04 billion to $3.35 billion, an increase of $311.1 million that provided an additional $7.4 million of interest income compared to the fourth quarter of 2005. The majority of this growth was funded by a $135.1 million, or 4.8 percent, increase in average deposits. Average borrowings also increased by $107.5 million, or 72.5 percent, compared to the fourth quarter of 2005. During 2006, the Company borrowed $130.0 million from the Federal Home Loan Bank for terms of 12 to 24 months to allow it to fund fixed-rate loans, but maintain the desired level of asset sensitivity.
PROVISION FOR CREDIT LOSSES
     The provision for credit losses represents the charge against current earnings that is determined by management, through a disciplined credit review process, to be the amount needed to maintain an allowance that is sufficient to absorb estimated probable loan losses inherent in the loan portfolio. The provision for credit losses was $1.6 million for the fourth quarter of 2006, compared to $1.7 million for the third quarter of 2006 and $1.7 million for the fourth quarter of 2005. The slight decrease in the provision for credit losses is attributable to the low historical loss experience associated with the migration analysis that Hanmi Bank employs in its credit review process.
     As of December 31, 2006, non-performing loans as a percentage of the total loan portfolio were 0.50 percent, compared to 0.47 percent at September 30, 2006 and 0.41 percent at December 31, 2005. As of December 31, 2006, the allowance for loan losses was 193.9 percent of non-performing loans, compared to 209.8 at September 30, 2006 and 246.4 percent at December 31, 2005, reflecting better collateral coverage for non-performing loans outstanding at December 31, 2006, compared to the prior periods.
NON-INTEREST INCOME
     Non-interest income increased by $2.0 million, or 22.8 percent, to $10.8 million for the fourth quarter of 2006, compared to $8.8 million for the third quarter of 2006, and increased by $3.0 million, or 38.7 percent, compared to $7.8 million for the fourth quarter of 2005. The increase in non-interest income is primarily attributable to gain on sales of loans of $3.4 million for the fourth quarter of 2006, compared to $1.4 million for the third quarter of 2006 and $945,000 for the fourth quarter of 2005. Gains represented 7.0 percent, 4.3 percent and 4.6 percent of loan principal sold in the quarters ended December 31, 2006, September 30, 2006 and December 31, 2005, respectively. The remaining non-interest income increased by $39,000, or 0.5 percent, to $7.4 million for the fourth quarter of 2006, and increased by $592,000, or 8.7 percent, compared to $6.8 million for the fourth quarter of 2005.
NON-INTEREST EXPENSES
     Non-interest expenses increased by $153,000, or 0.8 percent, to $19.6 million for the fourth quarter of 2006, compared to $19.5 million for the third quarter of 2006, and increased by $1.1 million, or 5.9 percent, compared to $18.5 million for the fourth quarter of 2005. Salaries and employee benefits decreased by $54,000, or 0.5 percent, to $10.3 million for the fourth quarter of 2006, compared to $10.4 million for the third quarter of 2006. The decrease in salaries and employee benefits is primarily due to lower bonus accruals. Advertising and promotion expense increased by $210,000, or 31.6 percent, to $875,000, compared to $665,000 for the third quarter of 2006, due to additional seasonal promotional activities, and other operating expenses decreased by $235,000, or 7.9 percent, to $2.7 million, compared to $3.0 million for the third quarter of 2006.
     The efficiency ratio (non-interest expenses divided by the sum of net interest income before provision for credit losses and non-interest income) for the fourth quarter of 2006 was 39.59 percent, compared to 40.14 percent for the third quarter of 2006 and 41.93 percent for the fourth quarter of 2005.
PROVISION FOR INCOME TAXES
     The provision for income taxes was $40.6 million at a 38.2 percent effective tax rate for the year ended December 31, 2006, compared to $36.5 million at a 38.5 percent effective tax rate for the year ended December 31, 2005.

FINANCIAL POSITION
     Total assets were $3.73 billion at December 31, 2006, an increase of $311.0 million, or 9.1 percent, compared to $3.41 billion at December 31, 2005, and a decrease of $14.6 million from the September 30, 2006 balance of $3.74 billion.
     At December 31, 2006, net loans totaled $2.84 billion, an increase of $368.3 million, or 14.9 percent, from $2.47 billion at December 31, 2005. The increase in net loans was primarily attributable to increased loan production in 2006. Real estate loans increased by $67.2 million, or 6.9 percent, to $1.04 billion at December 31, 2006, compared to $974.2 million at December 31, 2005. Commercial and industrial loans grew by $294.9 million, or 20.6 percent, to $1.73 billion at December 31, 2006, compared to $1.43 billion at December 31, 2005.
     The growth in total assets was funded by an increase in deposits of $118.6 million, up 4.2 percent to $2.94 billion at December 31, 2006, compared to $2.83 billion at December 31, 2005, and an increase in FHLB advances and other borrowings of $122.7 million, up 264.8 percent to $169.0 million at December 31, 2006, compared to $46.3 million at December 31, 2005. The increase in deposits included increases in time deposits of $100,000 or more of $221.4 million, up 19.1 percent to $1.38 billion, and in other time deposits of $17.7 million, up 6.4 percent to $295.5 million, partially offset by decreases in money market checking accounts of $87.9 million, down 16.7 percent to $438.3 million, in savings accounts of $22.3 million, down 18.4 percent to $99.3 million, and in noninterest-bearing demand deposits of $10.3 million, down 1.4 percent to $728.3 million.
     At December 31, 2006, goodwill totaled $207.6 million, a decrease of $1.4 million, or 0.7 percent, from $209.1 million at December 31, 2005 due to a tax refund related to the acquisition of Pacific Union Bank.
ASSET QUALITY
     Total non-performing assets, including loans 90 days or more past due and still accruing, non-accrual loans and other real estate owned (“OREO”) assets, increased by $739,000, or 5.5 percent, to $14.2 million at December 31, 2006 from $13.5 million at September 30, 2006, and increased by $4.1 million, or 40.3 percent, from $10.1 million at December 31, 2005. Non-performing loans as a percentage of gross loans increased to 0.50 percent at December 31, 2006 from 0.47 percent at September 30, 2006 and 0.41 percent at December 31, 2005. As of December 31, 2006, loans to borrowers in the wholesale trade, retail trade, and accommodation and food services industries made up 25.4 percent, 24.7 percent and 16.1 percent, respectively, of non-performing assets.
     At December 31, 2006, non-accrual loans were $14.2 million, up $4.1 million, or 40.4 percent, from $10.1 million at December 31, 2005. There were no OREO assets at December 31, 2006 or December 31, 2005. At December 31, 2006, delinquent loans were $19.6 million, down $4.5 million from $24.1 million at September 30, 2006, and down $1.6 million from $21.2 million at December 31, 2005.
     At December 31, 2006, the allowance for loan losses was $27.6 million, and represented management’s best estimate of the amount needed to maintain an allowance that the Company believes should be sufficient to absorb estimated probable loan losses inherent in its loan portfolio. In addition, the Company maintained a liability for off-balance sheet exposure, primarily unfunded loan commitments, totaling $2.1 million at December 31, 2006 and December 31, 2005. The allowance for loan losses represented 0.96 percent of gross loans at December 31, 2006, compared to 0.99 percent and 1.00 percent at September 30, 2006 and December 31, 2005, respectively. As of December 31, 2006, the allowance for loan losses was 193.9 percent of non-performing loans, compared to 209.8 percent at September 30, 2006 and 246.4 percent at December 31, 2005.

PRIOR PERIOD RECLASSIFICATIONS AND ADJUSTMENTS
     Certain reclassifications were made to the prior periods’ presentation to conform to the current period’s presentation.
     Securities and Exchange Commission (“SEC”) Staff Accounting Bulletin No. 108, “Considering the Effects of Prior Year Misstatements when Quantifying Misstatements in Current Year Financial Statements” (“SAB No. 108”), permits public companies to record the cumulative effect of adjustments previously considered immaterial under the registrant’s prior year policy in assets, liabilities and/or shareholders’ equity as of January 1, 2006. Consistent with SAB No. 108, shareholders’ equity as of January 1, 2006 has been adjusted in the amount of $776,000 (net of tax effect of $563,000) to reflect the Company’s share of losses from certain tax credit partnership investments not recognized previously.
ABOUT HANMI FINANCIAL CORPORATION
     Headquartered in Los Angeles, Hanmi Bank, a wholly owned subsidiary of Hanmi Financial Corporation, provides services to the multi-ethnic communities of California, with 22 full-service offices in Los Angeles, Orange, San Francisco, Santa Clara and San Diego counties, and eight loan production offices in California, Colorado, Georgia, Illinois, Texas, Virginia and Washington. Hanmi Bank specializes in commercial, SBA and trade finance lending, and is a recognized community leader. Hanmi Bank’s mission is to provide a full range of quality products and premier services to its customers and to maximize shareholder value. Additional information is available at www.hanmifinancial.com.
FORWARD-LOOKING STATEMENTS
     This release contains forward-looking statements, which are included in accordance with the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. In some cases, you can identify forward-looking statements by terminology such as “may,” “will,” “should,” “could,” “expects,” “plans,” “intends,” “anticipates,” “believes,” “estimates,” “predicts,” “potential,” or “continue,” or the negative of such terms and other comparable terminology. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, performance or achievements. These statements involve known and unknown risks, uncertainties and other factors that may cause our actual results, levels of activity, performance or achievements to differ from those expressed or implied by the forward-looking statement. These factors include the following: general economic and business conditions in those areas in which we operate; demographic changes; competition for loans and deposits; fluctuations in interest rates; risks of natural disasters related to our real estate portfolio; risks associated with SBA loans; changes in governmental regulation; changes in credit quality; the availability of capital to fund the expansion of our business; and changes in securities markets. In addition, we set forth certain risks in our reports filed with the Securities and Exchange Commission, including our Annual Report on Form 10-K for the fiscal year ended December 31, 2005, which could cause actual results to differ from those projected in our forward-looking statements.
CONTACT
     HANMI FINANCIAL CORPORATION

MICHAEL J. WINIARSKI	STEPHANIE YOON
Chief Financial Officer	Investor Relations
(213) 368-3200	(213) 427-5631

HANMI FINANCIAL CORPORATION AND SUBSIDIARY
CONDENSED CONSOLIDATED BALANCE SHEETS (UNAUDITED)
(Dollars in Thousands)

	December 31,	September 30,	%	December 31,	%
	2006	2006	Change	2005	Change
ASSETS
Cash and Cash Equivalents	$138,501	$164,609	(15.9)%	$163,477	(15.3)%
Term Federal Funds Sold	5,000	—	—	—	—
Investment Securities	391,579	398,956	(1.8)%	443,912	(11.8)%
Loans:
Loans, Net of Deferred Loan Fees	2,864,947	2,850,146	0.5%	2,494,043	14.9%
Allowance for Loan Losses	(27,557)	(28,276)	(2.5)%	(24,963)	10.4%

Net Loans	2,837,390	2,821,870	0.5%	2,469,080	14.9%

Customers’ Liability on Acceptances	8,403	11,245	(25.3)%	8,432	(0.3)%
Premises and Equipment, Net	20,075	20,322	(1.2)%	20,784	(3.4)%
Accrued Interest Receivable	16,919	16,190	4.5%	14,120	19.8%
Deferred Income Taxes	13,064	11,615	12.5%	9,651	35.4%
Servicing Asset	4,579	4,266	7.3%	3,910	17.1%
Goodwill	207,646	207,646	—	209,058	(0.7)%
Core Deposit Intangible	6,312	6,876	(8.2)%	8,691	(27.4)%
Federal Reserve Bank and Federal Home Loan Bank Stock	24,922	24,768	0.6%	24,587	1.4%
Bank-Owned Life Insurance	23,592	23,368	1.0%	22,713	3.9%
Other Assets	27,261	28,080	(2.9)%	15,837	72.1%

Total Assets	$3,725,243	$3,739,811	(0.4)%	$3,414,252	9.1%

LIABILITIES AND SHAREHOLDERS’ EQUITY
Liabilities:
Deposits:
Noninterest-Bearing	$728,348	$756,901	(3.8)%	$738,618	(1.4)%
Interest-Bearing	2,216,367	2,216,880	—	2,087,496	6.2%

Total Deposits	2,944,715	2,973,781	(1.0)%	2,826,114	4.2%
Accrued Interest Payable	22,582	19,191	17.7%	11,911	89.6%
Acceptances Outstanding	8,403	11,245	(25.3)%	8,432	(0.3)%
FHLB Advances and Other Borrowings	169,037	169,435	(0.2)%	46,331	264.8%
Junior Subordinated Debentures	82,406	82,406	—	82,406	—
Other Liabilities	10,983	12,392	(11.4)%	12,281	(10.6)%

Total Liabilities	3,238,126	3,268,450	(0.9)%	2,987,475	8.4%
Shareholders’ Equity	487,117	471,361	3.3%	426,777	14.1%

Total Liabilities and Shareholders’ Equity	$3,725,243	$3,739,811	(0.4)%	$3,414,252	9.1%

HANMI FINANCIAL CORPORATION AND SUBSIDIARY
CONSOLIDATED STATEMENTS OF INCOME (UNAUDITED)
(Dollars in Thousands, Except Per Share Data)

	For the Three Months Ended					For the Year Ended
	Dec. 31,	Sept. 30,	%	Dec. 31,	%	Dec. 31,	Dec. 31,	%
	2006	2006	Change	2005	Change	2006	2005	Change
INTEREST INCOME:
Interest and Fees on Loans	$63,666	$63,392	0.4%	$51,117	24.5%	$239,075	$180,845	32.2%
Interest on Investments	4,762	4,836	(1.5)%	4,848	(1.8)%	19,710	18,507	6.5%
Interest on Federal Funds Sold	654	436	50.0%	910	(28.1)%	1,402	1,589	(11.8)%
Interest on Term Federal Funds Sold	2	—	—	—	—	2	—	—

Total Interest Income	69,084	68,664	0.6%	56,875	21.5%	260,189	200,941	29.5%

INTEREST EXPENSE:
Interest on Deposits	26,346	25,178	4.6%	18,381	43.3%	93,036	54,192	71.7%
Interest on FHLB Advances and Other Borrowings	2,278	2,084	9.3%	687	231.6%	6,977	3,017	131.3%
Interest on Junior Subordinated Debentures	1,682	1,672	0.6%	1,403	19.9%	6,416	4,902	30.9%

Total Interest Expense	30,306	28,934	4.7%	20,471	48.0%	106,429	62,111	71.4%

NET INTEREST INCOME BEFORE PROVISION FOR CREDIT LOSSES	38,778	39,730	(2.4)%	36,404	6.5%	153,760	138,830	10.8%
Provision for Credit Losses	1,631	1,682	(3.0)%	1,652	(1.3)%	7,173	5,395	33.0%

NET INTEREST INCOME AFTER PROVISION FOR CREDIT LOSSES	37,147	38,048	(2.4)%	34,752	6.9%	146,587	133,435	9.9%

NON-INTEREST INCOME:
Service Charges on Deposit Accounts	4,471	4,249	5.2%	4,125	8.4%	17,134	15,782	8.6%
Trade Finance Fees	1,153	1,227	(6.0)%	1,126	2.4%	4,567	4,269	7.0%
Remittance Fees	519	517	0.4%	577	(10.1)%	2,056	2,122	(3.1)%
Other Service Charges and Fees	620	591	4.9%	548	13.1%	2,359	2,496	(5.5)%
Bank-Owned Life Insurance Income	225	221	1.8%	215	4.7%	879	845	4.0%
Increase in Fair Value of Derivatives	351	389	(9.8)%	140	150.7%	1,074	1,105	(2.8)%
Other Income	83	193	(57.0)%	100	(17.0)%	616	625	(1.4)%
Gain on Sales of Loans	3,367	1,400	140.5%	945	256.3%	6,917	3,021	129.0%
Gain (Loss) on Sales of Securities Available for Sale	—	(3)	(100.0)%	—	—	2	117	(98.3)%

Total Non-Interest Income	10,789	8,784	22.8%	7,776	38.7%	35,604	30,382	17.2%

NON-INTEREST EXPENSES:
Salaries and Employee Benefits	10,303	10,357	(0.5)%	9,972	3.3%	40,512	36,839	10.0%
Occupancy and Equipment	2,658	2,596	2.4%	2,397	10.9%	10,130	8,978	12.8%
Data Processing	1,304	1,202	8.5%	1,181	10.4%	4,939	4,844	2.0%
Advertising and Promotion	875	665	31.6%	930	(5.9)%	2,997	2,913	2.9%
Supplies and Communications	543	636	(14.6)%	689	(21.2)%	2,391	2,556	(6.5)%
Professional Fees	360	390	(7.7)%	769	(53.2)%	1,910	2,201	(13.2)%
Amortization of Core Deposit Intangible	564	585	(3.6)%	645	(12.6)%	2,379	2,785	(14.6)%
Decrease in Fair Value of Embedded Option	290	78	271.8%	—	—	582	748	(22.2)%
Other Operating Expenses	2,729	2,964	(7.9)%	1,942	40.5%	10,114	7,778	30.0%
Merger-Related Expenses	—	—	—	—	—	—	(509)	(100.0)%

Total Non-Interest Expenses	19,626	19,473	0.8%	18,525	5.9%	75,954	69,133	9.9%

INCOME BEFORE PROVISION FOR INCOME TAXES	28,310	27,359	3.5%	24,003	17.9%	106,237	94,684	12.2%
Provision for Income Taxes	11,000	9,762	12.7%	9,113	20.7%	40,588	36,455	11.3%

NET INCOME	$17,310	$17,597	(1.6)%	$14,890	16.3%	$65,649	$58,229	12.7%

EARNINGS PER SHARE:
Basic	$0.35	$0.36	(2.8)%	$0.31	12.9%	$1.34	$1.18	13.6%
Diluted	$0.35	$0.36	(2.8)%	$0.30	16.7%	$1.33	$1.17	13.7%

WEIGHTED-AVERAGE SHARES OUTSTANDING:
Basic	48,969,795	48,890,662		48,548,081		48,850,221	49,174,885
Diluted	49,567,778	49,450,601		49,318,671		49,435,128	49,942,356

SHARES OUTSTANDING AT PERIOD-END	49,076,613	48,991,146		48,658,798		49,076,613	48,658,798

HANMI FINANCIAL CORPORATION AND SUBSIDIARY
SELECTED FINANCIAL DATA (UNAUDITED)
(Dollars in Thousands)

	For the Three Months Ended					For the Year Ended
	Dec. 31,	Sept. 30,	%	Dec. 31,	%	Dec. 31,	Dec. 31,	%
	2006	2006	Change	2005	Change	2006	2005	Change
AVERAGE BALANCES:
Average Gross Loans, Net of Deferred Loan Fees	$2,881,515	$2,828,972	1.9%	$2,495,309	15.5%	$2,747,922	$2,382,230	15.4%
Average Investment Securities	395,313	401,039	(1.4)%	428,488	(7.7)%	414,672	418,750	(1.0)%
Average Interest-Earning Assets	3,349,911	3,287,581	1.9%	3,038,836	10.2%	3,214,761	2,871,564	12.0%
Average Total Assets	3,735,578	3,675,091	1.6%	3,429,114	8.9%	3,602,181	3,249,190	10.9%
Average Deposits	2,953,226	2,927,956	0.9%	2,818,099	4.8%	2,881,448	2,632,254	9.5%
Average Borrowings	255,700	241,404	5.9%	148,233	72.5%	221,347	165,482	33.8%
Average Interest-Bearing Liabilities	2,480,902	2,427,883	2.2%	2,218,902	11.8%	2,367,389	2,046,227	15.7%
Average Shareholders’ Equity	482,486	463,011	4.2%	423,702	13.9%	458,227	417,813	9.7%
Average Tangible Equity	268,201	248,147	8.1%	205,576	30.5%	242,362	198,527	22.1%

PERFORMANCE RATIOS:
Return on Average Assets	1.84%	1.90%		1.72%		1.82%	1.79%
Return on Average Shareholders’ Equity	14.23%	15.08%		13.94%		14.33%	13.94%
Return on Average Tangible Equity	25.61%	28.13%		28.74%		27.09%	29.33%
Efficiency Ratio *	39.59%	40.14%		41.93%		40.11%	41.16%
Net Interest Margin	4.59%	4.79%		4.75%		4.78%	4.83%

ALLOWANCE FOR LOAN LOSSES:
Balance at the Beginning of Period	$28,276	$27,250	3.8%	$24,523	15.3%	$24,963	$22,702	10.0%
Provision Charged to Operating Expense	1,631	1,682	(3.0)%	1,546	5.5%	7,173	5,065	41.6%
Charge-Offs, Net of Recoveries	(2,350)	(656)	258.2%	(1,106)	112.5%	(4,579)	(2,804)	63.3%

Balance at the End of Period	$27,557	$28,276	(2.5)%	$24,963	10.4%	$27,557	$24,963	10.4%

Allowance for Loan Losses to Total Gross Loans	0.96%	0.99%		1.00%		0.96%	1.00%
Allowance for Loan Losses to Total Non-Performing Loans	193.9%	209.8%		246.4%		193.9%	246.4%

ALLOWANCE FOR OFF-BALANCE SHEET ITEMS:
Balance at the Beginning of Period	$2,130	$2,130	—	$2,024	5.2%	$2,130	$1,800	18.3%
Provision Charged to Operating Expense	—	—	—	106	(100.0)%	—	330	(100.0)%

Balance at the End of Period	$2,130	$2,130	—	$2,130	—	$2,130	$2,130	—

*	Excluding reversal of merger-related expenses totaling $509,000 for the year ended December 31, 2005.

HANMI FINANCIAL CORPORATION AND SUBSIDIARY
SELECTED FINANCIAL DATA (UNAUDITED) (Continued)
(Dollars in Thousands)

	Dec. 31,	Sept. 30,	%	Dec. 31,	%
	2006	2006	Change	2005	Change
NON-PERFORMING ASSETS:
Non-Accrual Loans	$14,213	$13,470	5.5%	$10,122	40.4%
Loans 90 Days or More Past Due and Still Accruing	2	6	(66.7)%	9	(77.8)%

Total Non-Performing Loans	14,215	13,476	5.5%	10,131	40.3%
Other Real Estate Owned	—	—	—	—	—

Total Non-Performing Assets	$14,215	$13,476	5.5%	$10,131	40.3%

Total Non-Performing Loans/Total Gross Loans	0.50%	0.47%		0.41%
Total Non-Performing Assets/Total Assets	0.38%	0.36%		0.30%
Total Non-Performing Assets/Allowance for Loan Losses	51.6%	47.7%		40.6%

DELINQUENT LOANS	$19,616	$24,081	(18.5)%	$21,188	(7.4)%

LOAN PORTFOLIO:
Real Estate Loans	$1,041,393	$1,014,058	2.7%	$974,172	6.9%
Commercial and Industrial Loans	1,726,434	1,739,476	(0.7)%	1,431,492	20.6%
Consumer Loans	100,121	100,180	(0.1)%	92,154	8.6%

Total Gross Loans	2,867,948	2,853,714	0.5%	2,497,818	14.8%
Deferred Loan Fees	(3,001)	(3,568)	(15.9)%	(3,775)	(20.5)%
Allowance for Loan Losses	(27,557)	(28,276)	(2.5)%	(24,963)	10.4%

Loans Receivable, Net	$2,837,390	$2,821,870	0.5%	$2,469,080	14.9%

LOAN MIX:
Real Estate Loans	36.3%	35.5%		39.0%
Commercial and Industrial Loans	60.2%	61.0%		57.3%
Consumer Loans	3.5%	3.5%		3.7%

Total Gross Loans	100.0%	100.0%		100.0%

DEPOSIT PORTFOLIO:
Demand — Noninterest-Bearing	$728,348	$756,901	(3.8)%	$738,618	(1.4)%
Money Market	438,267	434,738	0.8%	526,171	(16.7)%
Savings	99,254	99,719	(0.5)%	121,574	(18.4)%
Time Deposits of $100,000 or More	1,383,358	1,393,721	(0.7)%	1,161,950	19.1%
Other Time Deposits	295,488	288,702	2.4%	277,801	6.4%

Total Deposits	$2,944,715	$2,973,781	(1.0)%	$2,826,114	4.2%

DEPOSIT MIX:
Demand — Noninterest-Bearing	24.7%	25.5%		26.1%
Money Market	14.9%	14.6%		18.6%
Savings	3.4%	3.4%		4.3%
Time Deposits of $100,000 or More	47.0%	46.9%		41.1%
Other Time Deposits	10.0%	9.6%		9.9%

Total Deposits	100.0%	100.0%		100.0%